EXHIBIT 10.6

RESTRICTED STOCK AGREEMENT

AGREEMENT, made as of the _________, between North Penn Bancorp, Inc., a Pennsylvania corporation (the “Corporation”), and ______________ (the “Recipient”).

1.

Award.

(a)

Shares.  Pursuant to the provisions of the North Penn Bancorp, Inc. 2006 Omnibus Stock Option Plan (the “Plan”), ______ shares (the “Restricted Shares”) of the Corporation’s common stock, no par value (“Common Stock”), shall be issued as hereinafter provided in the Recipient’s name subject to the restrictions described herein.

(b)

Issuance of Restricted Shares.  The Restricted Shares shall be issued upon acceptance of this Agreement by the Recipient and upon satisfaction of the Vesting Schedule as set forth in Section 2(b) herein and the attainment of specific Performance Goals as may be set forth in Section 2(c) herein in accordance with the provisions of the Plan.

(c)

Plan Incorporated.  The Recipient acknowledges receipt of a copy of the Plan and agrees that this award of Restricted Stock shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement.

2.

Restricted Shares.  The Recipient hereby accepts the Restricted Shares when issued and agrees as follows:

(a)

Restrictions.  The potential rights of the Recipient to the Restricted Shares may not be assigned, transferred, sold, pledged, hypothecated, or otherwise encumbered or disposed until such time as the Recipient receives unrestricted certificates for such shares.  Except as provided in Section 2(d) below, in the event of termination of the Recipient’s service to or employment with the Corporation or any subsidiary for any reason prior to vesting in all or any portion of the Restricted Shares, the Recipient shall, for no consideration, forfeit to the Corporation all Restricted Shares to the extent then subject to the Restrictions (as hereinafter defined).  The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Corporation upon termination of service or employment prior to satisfaction of the Vesting Schedule and attainment of the Performance Goals are referred to herein as the “Restrictions.”

(b)

Vesting Schedule.  Except as provided in Sections 2(c) and 2(d) below, the Restrictions shall lapse and cease to apply to the Restricted Shares provided that the Recipient has remained in the continuous service or employ of the Corporation for the following periods after the date hereof (“Vesting Schedule”):

Anniversary Date	% of Shares Vesting	Number of Shares Vesting
One year following the date of award	(20%) -	___ shares
Two years following the date of award	(20%) -	___ shares
Three years following the date of award	(20%) -	___ shares
Four years following the date of award	(20%) -	___ shares
Five years following the date of award	(20%) -	___ shares

(c)

Performance Goals.  There are no Performance Goals associated with this Award of Restricted Shares.

(d)

Acceleration of Lapse of Restrictions.  Notwithstanding Sections 2(b) and 2(c) above, upon the occurrence of a Change in Control (as defined in the Plan) or if the Recipient’s service or employment with the Corporation terminates due to Retirement (as defined in the Plan) after completing three or more years of service or employment, death, or being “disabled” (as defined in the Plan), any or all Restricted Shares still subject to restrictions shall vest and the Restrictions shall lapse and cease to apply to such Restricted Shares.

(e)

Certificates.  One or more share certificates evidencing the Restricted Shares shall be issued by the Corporation in the name of a nominee of the Corporation.  The Recipient shall not have voting rights and shall not be entitled to receive dividends unless and until the Restrictions expire pursuant to the provisions of this Agreement.  Each certificate shall bear a legend evidencing the nature of the Restricted Shares, and the Corporation may cause the certificate to be delivered upon issuance to the Secretary of the Corporation or to such other depository as may be designated by the Corporation as a depository for safekeeping until the forfeiture occurs or the Restrictions expire pursuant to this award.  At the time of award and upon request of the Corporation, the Recipient shall deliver to the Corporation a stock power, endorsed in blank, relating to the Restricted Shares then subject to the Restrictions.  Within 30 days of the expiration of all the Restrictions without forfeiture, and upon satisfaction of all other terms and conditions set forth in this Agreement, the Corporation shall cause a new certificate or certificates to be issued without legend in the name of the Recipient for the shares with respect to which the Restrictions expired, together with an amount of cash (without interest) equal to the dividends that have been paid, if any, on such shares with respect to record dates occurring on or after the date of this award.  Notwithstanding the forgoing, the Restricted Shares may be evidenced by uncertificated shares or otherwise in book entry form in which case the Recipient shall receive a statement of holdings evidencing ownership of the Restricted Shares.  In addition, notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares.  The Corporation shall not be obligated to issue or deliver any shares of Common Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

3.

Deferral of Restricted Shares.  In its sole and absolute discretion, the Committee may approve an arrangement whereby the Recipient may elect to defer receipt of the Restricted Shares beyond the date on which the Restrictions terminate.

4.

Withholding of Tax.  To the extent that the receipt of the Restricted Shares or the expiration of any Restrictions results in income to the Recipient for federal or state income tax purposes, the Recipient shall deliver to the Corporation at the time of such receipt or expiration, as the case may be, such amount of money or shares of unrestricted Common Stock as the Corporation may require to meet its withholding obligation under applicable tax laws or regulations, and, if the Recipient fails to do so, the Corporation is authorized to withhold from any cash or stock remuneration then or thereafter payable to the Recipient any tax required to be withheld by reason of such resulting compensation income.

5.

Status of Common Stock.  The Recipient agrees that the Restricted Shares will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.  The Recipient also agrees (i) that the certificates representing the Restricted Shares may bear such legend or legends as the Corporation deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Corporation may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Corporation if such proposed transfer would, in the opinion of counsel satisfactory to the Corporation, constitute a violation of any applicable securities law and (iii) that the Corporation may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

6.

Employment Relationship.  Nothing contained in this Agreement or otherwise shall be construed to confer upon the Recipient any right to continue in the employ of the Corporation or any subsidiary of the Corporation or limit in any respect the right of the Corporation or of any subsidiary of the Corporation to terminate the Recipient’s service or employment at any time and for any reason.  Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Corporation and its determination shall be final.

7.

Corporation’s Powers.  No provision contained in this Agreement shall in any way terminate, modify, or alter, or be construed or interpreted as terminating, modifying, or altering any of the powers, rights or authority vested in the Corporation or, to the extent delegated, in its delegate including, without limitation, the right to make certain determinations and elections with respect to the Restricted Shares.

8.

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successors to the Corporation and all persons lawfully claiming under the Recipient.

9.

Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Recipient has executed this Agreement, all as of the date first above written.

NORTH PENN BANCORP, INC.

RECIPIENT

By:____________________________

________________________________